As filed with the Securities and Exchange Commission on March 2, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

BRITISH COLUMBIA, CANADA	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Québec

Canada, H7L 4A8(514) 744-6792

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Valeant Pharmaceuticals North America LLC

400 Somerset Corporate Blvd.

Bridgewater, NJ 08807

(866) 246-8245

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan, Esq.

Sophia Hudson, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, no par value
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contacts

Units

We may offer from time to time common shares, preferred shares, debt securities, warrants, purchase contracts and units. We may also offer common shares upon conversion of debt securities, or common shares or debt securities upon exercise of warrants. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange and Toronto Stock Exchange under the symbol “VRX.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the year ended December 31, 2017 which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2018

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “Valeant,” “Company,” “we,” “us,” “our” or similar words or phrases refer to Valeant Pharmaceuticals International, Inc. and its subsidiaries, taken together.

i

Valeant Pharmaceuticals International, Inc.

We are a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of branded, generic and branded generic pharmaceuticals, medical devices (contact lenses, intraocular lenses, ophthalmic surgical equipment, and aesthetics devices) and over-the-counter (“OTC”) products, primarily in the therapeutic areas of eye-health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

The Company’s portfolio of products falls into three reportable segments: (i) Bausch + Lomb/International, (ii) Branded Rx and (iii) U.S. Diversified Products.

•	The Bausch + Lomb/International segment consists of: (i) sales in the U.S. of pharmaceutical products, OTC products and medical device products, primarily comprised of Bausch + Lomb products, with a focus on the Vision Care, Surgical, Consumer and Ophthalmology Rx products and (ii) sales in Canada, Europe, Asia, Australia and New Zealand, Latin America, Africa and the Middle East of branded pharmaceutical products, branded generic pharmaceutical products, OTC products, medical device products, and Bausch + Lomb products.

•	The Branded Rx segment consists of sales in the U.S. of: (i) Salix products (gastrointestinal (“GI”) products), (ii) Ortho Dermatologics (dermatological products) and (iii) oncology (or Dendreon), dentistry and women’s health products (or Sprout). As a result of the divestiture of the Company’s equity interest in Dendreon Pharmaceuticals LLC (“Dendreon”) on June 28, 2017 and Sprout Pharmaceuticals, Inc. on December 20, 2017, the Company has exited the oncology and women’s health business, respectively.

•	The U.S. Diversified Products segment consists of sales in the U.S. of: (i) pharmaceutical products, OTC products and medical device products in the areas of neurology and certain other therapeutic classes, including aesthetics which includes Solta Medical, Inc. and Obagi Medical Products, Inc. (“Obagi”) (the sale of Obagi was completed on November 9, 2017) and (ii) authorized generic products.

Our principal executive offices are located at 2150 St. Elzéar Blvd. West Laval, Quebec Canada, H7L 4A8, and our telephone number is (514) 744-6792. We maintain a website at www.valeant.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2017; and

(b)	Registration Statement on Form 8-A dated December 10, 1996, as amended on October 8, 1997 and May 20, 2014.

You may request a copy of these filings at no cost, by writing or telephoning to:

Valeant Pharmaceuticals International, Inc.

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

Attn: Investor Relations

Telephone: (514) 856-3855 / (877) 281-6642(toll free)

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Caution regarding forward-looking information and statements and “Safe-Harbor” statements under the U.S. Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this prospectus contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things: our business strategy, business plans and prospects, forecasts and changes thereto, product pipeline, prospective products or product approvals, product development and distribution plans, future performance or results of current and anticipated products; anticipated revenues for our products, including certain of our significant products; anticipated compounding growth in our Ortho Dermatologics business; expected R&D and marketing spend; our liquidity and our ability to satisfy our debt maturities as they become due; our ability to reduce debt levels; the impact of our distribution, fulfillment and other third party arrangements; proposed pricing actions; exposure to foreign currency exchange rate changes and interest rate changes; the outcome of contingencies, such as litigation, subpoenas, investigations, reviews, audits and regulatory proceedings; general market conditions; our expectations regarding our financial performance, including revenues, expenses, gross margins and income taxes; our ability to meet the financial and other covenants contained in our Third Amended and Restated Credit and Guaranty Agreement, as amended (the “Credit Agreement”) and indentures; and our impairment assessments, including the assumptions used therein and the results thereof.

Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “continue”, “will”, “may”, “could”, “would”, “should”, “target”, “potential”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “forecast”, “seek”, “ongoing”, “increase”, or “upside” and variations or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements may not be appropriate for other purposes. Although we have previously indicated, certain of these statements set out herein, all of the statements in this prospectus that contain forward-looking statements are qualified by these cautionary statements. These statements are based upon the current expectations and beliefs of management. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items previously outlined. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:

•	the expense, timing and outcome of legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices (including with respect to our former relationship with Philidor Rx Services, LLC (“Philidor”)), including pending investigations by the U.S. Attorney’s Office for the District of Massachusetts, the U.S. Attorney’s Office for the Southern District of New York and the State of North Carolina Department of Justice, the pending investigations by the U.S. Securities and Exchange Commission (the “SEC”) of the Company, the request for documents and information received by the Company from the Autorité des marchés financiers (the “AMF”) (the Company’s principal securities regulator in Canada), the pending investigation by the California Department of Insurance, a number of pending putative securities class action litigations in the U.S. (including related opt-out actions) and Canada and purported class actions under the federal RICO statute and other claims, investigations or proceedings that may be initiated or that may be asserted;

•	potential additional litigation and regulatory investigations (and any costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom), negative publicity and reputational harm on our Company, products and business that may result from the ongoing public scrutiny of our distribution, marketing, pricing, disclosure and accounting practices and from our former relationship with Philidor, including any claims, proceedings, investigations and liabilities we may face as a result of any alleged wrongdoing by Philidor and/or its management and/or employees;

•	the current scrutiny of our business practices including with respect to pricing (including the investigations by the U.S. Attorney’s Offices for the District of Massachusetts and the Southern District of New York, and the State of North Carolina Department of Justice) and any pricing controls or price adjustments that may be sought or imposed on our products as a result thereof;

•

pricing decisions that we have implemented, or may in the future elect to implement, whether as a result of recent scrutiny or otherwise, such as the decision of the Company to take no further price increases on our Nitropress® and Isuprel® products and to implement an enhanced rebate program for such products, our decision on the price of our Siliq™ product, the Patient Access and Pricing Committee’s commitment that the average annual price increase for our branded prescription pharmaceutical products will be set at no greater than single digits and below the 5-year weighted average of the increases within the branded biopharmaceutical industry or any future pricing actions we may take following review by our Patient Access and Pricing Committee (which is responsible for the pricing of our drugs);

•	legislative or policy efforts, including those that may be introduced and passed by the U.S. Congress, designed to reduce patient out-of-pocket costs for medicines, which could result in new mandatory rebates and discounts or other pricing restrictions, controls or regulations (including mandatory price reductions);

•	ongoing oversight and review of our products and facilities by regulatory and governmental agencies, including periodic audits by the U.S. Food and Drug Administration (the “FDA”) and the results thereof;

•	actions by the FDA or other regulatory authorities with respect to our products or facilities;

•	our substantial debt (and potential additional future indebtedness) and current and future debt service obligations, our ability to reduce our outstanding debt levels and the resulting impact on our financial condition, cash flows and results of operations;

•	our ability to meet the financial and other covenants contained in our Credit Agreement, indentures and other current or future debt agreements and the limitations, restrictions and prohibitions such covenants impose or may impose on the way we conduct our business, prohibitions on incurring additional debt if certain financial covenants are not met, limitations on the amount of additional debt we are able to incur where not prohibited, and restrictions on our ability to make certain investments and other restricted payments;

•	any default under the terms of our senior notes indentures or Credit Agreement and our ability, if any, to cure or obtain waivers of such default;

•	any delay in the filing of any future financial statements or other filings and any default under the terms of our senior notes indentures or Credit Agreement as a result of such delays;

•	any further downgrade by rating agencies in our credit ratings, which may impact, among other things, our ability to raise debt and the cost of capital for additional debt issuances;

•	any reductions in, or changes in the assumptions used in, our forecasts for fiscal year 2018 or beyond, which could lead to, among other things: (i) a failure to meet the financial and/or other covenants contained in our Credit Agreement and/or indentures and/or (ii) impairment in the goodwill associated with certain of our reporting units or impairment charges related to certain of our products or other intangible assets, which impairments could be material;

•	changes in the assumptions used in connection with our impairment analyses or assessments, which would lead to a change in such impairment analyses and assessments and which could result in an impairment in the goodwill associated with any of our reporting units or impairment charges related to certain of our products or other intangible assets;

•	any additional divestitures of our assets or businesses and our ability to successfully complete any such divestitures on commercially reasonable terms and on a timely basis, or at all, and the impact of any such divestitures on our Company, including the reduction in the size or scope of our business or market share, loss of revenue, any loss on sale, including any resultant write-downs of goodwill, or any adverse tax consequences suffered as a result of any such divestitures;

•	our shift in focus to much lower business development activity through acquisitions for the foreseeable future as we focus on reducing our outstanding debt levels and as a result of the restrictions imposed by our Credit Agreement that restrict us from, among other things, making acquisitions over an aggregate threshold (subject to certain exceptions) and from incurring debt to finance such acquisitions, until we achieve a specified leverage ratio;

•	the uncertainties associated with the acquisition and launch of new products, including, but not limited to, our ability to provide the time, resources, expertise and costs required for the commercial launch of new products, the acceptance and demand for new pharmaceutical products, and the impact of competitive products and pricing, which could lead to material impairment charges;

•	our ability to retain, motivate and recruit executives and other key employees, including subsequent to retention payments being paid out and as a result of the reputational challenges we face and may continue to face;

•	our ability to implement effective succession planning for our executives and key employees;

•	factors impacting our ability to achieve anticipated compounding growth in our Ortho Dermatologics business, including approval of pending and pipeline products (and the timing of such approvals), expected geographic expansion, changes in estimates on market potential for dermatology products and continued investment in and success of our sales force;

•	factors impacting our ability to achieve anticipated revenues for certain of our significant products, including the approval of pending products in certain of our significant products (and the timing of such approvals), changes in anticipated marketing spend on such products and launch of competing products;

•	the challenges and difficulties associated with managing a large complex business, which has, in the past, grown rapidly;

•	our ability to compete against companies that are larger and have greater financial, technical and human resources than we do, as well as other competitive factors, such as technological advances achieved, patents obtained and new products introduced by our competitors;

•	our ability to effectively operate, stabilize and grow our businesses in light of the challenges that the Company currently faces, including with respect to its substantial debt, pending investigations and legal proceedings, scrutiny of our pricing, distribution and other practices, reputational harm and limitations on the way we conduct business imposed by the covenants in our Credit Agreement, indentures and the agreements governing our other indebtedness;

•	the extent to which our products are reimbursed by government authorities, pharmacy benefit managers (“PBMs”) and other third party payors; the impact our distribution, pricing and other practices (including as it relates to our current relationship with Walgreen Co.) may have on the decisions of such government authorities, PBMs and other third party payors to reimburse our products; and the impact of obtaining or maintaining such reimbursement on the price and sales of our products;

•	the inclusion of our products on formularies or our ability to achieve favorable formulary status, as well as the impact on the price and sales of our products in connection therewith;

•	our eligibility for benefits under tax treaties and the continued availability of low effective tax rates for the business profits of certain of our subsidiaries;

•	the actions of our third party partners or service providers of research, development, manufacturing, marketing, distribution or other services, including their compliance with applicable laws and contracts, which actions may be beyond our control or influence, and the impact of such actions on our Company, including the impact to the Company of our former relationship with Philidor and any alleged legal or contractual non-compliance by Philidor;

•	the risks associated with the international scope of our operations, including our presence in emerging markets and the challenges we face when entering and operating in new and different geographic markets (including the challenges created by new and different regulatory regimes in such countries and the need to comply with applicable anti-bribery and economic sanctions laws and regulations);

•	adverse global economic conditions and credit markets and foreign currency exchange uncertainty and volatility in the countries in which we do business (such as the current or recent instability in Brazil, Russia, Ukraine, Argentina, Egypt, certain other countries in Africa and the Middle East, the devaluation of the Egyptian pound, and the adverse economic impact and related uncertainty caused by the United Kingdom’s decision to leave the European Union (Brexit));

•	our ability to obtain, maintain and license sufficient intellectual property rights over our products and enforce and defend against challenges to such intellectual property;

•	the introduction of generic, biosimilar or other competitors of our branded products and other products, including the introduction of products that compete against our products that do not have patent or data exclusivity rights;

•	if permitted under our Credit Agreement, and to the extent we elect to resume business development activities through acquisitions, our ability to identify, finance, acquire, close and integrate acquisition targets successfully and on a timely basis;

•	factors relating to the acquisition and integration of the companies, businesses and products that have been acquired by the Company and that may in the future be acquired by the Company (if permitted under our Credit Agreement and to the extent we elect to resume business development activities through acquisitions), such as the time and resources required to integrate such companies, businesses and products, the difficulties associated with such integrations (including potential disruptions in sales activities and potential challenges with information technology systems integrations), the difficulties and challenges associated with entering into new business areas and new geographic markets, the difficulties, challenges and costs associated with managing and integrating new facilities, equipment and other assets, the risks associated with the acquired companies, businesses and products and our ability to achieve the anticipated benefits and synergies from such acquisitions and integrations, including as a result of cost-rationalization and integration initiatives. Factors impacting the achievement of anticipated benefits and synergies may include greater than expected operating costs, the difficulty in eliminating certain duplicative costs, facilities and functions, and the outcome of many operational and strategic decisions;

•	the expense, timing and outcome of pending or future legal and governmental proceedings, arbitrations, investigations, subpoenas, tax and other regulatory audits, reviews and regulatory proceedings against us or relating to us and settlements thereof;

•	our ability to obtain components, raw materials or finished products supplied by third parties (some of which may be single-sourced) and other manufacturing and related supply difficulties, interruptions and delays;

•	the disruption of delivery of our products and the routine flow of manufactured goods;

•	economic factors over which the Company has no control, including changes in inflation, interest rates, foreign currency rates, and the potential effect of such factors on revenues, expenses and resulting margins;

•	interest rate risks associated with our floating rate debt borrowings;

•	our ability to effectively distribute our products and the effectiveness and success of our distribution arrangements, including the impact of our arrangements with Walgreens;

•	the success of our fulfillment arrangements with Walgreens, including market acceptance of, or market reaction to, such arrangements (including by customers, doctors, patients, PBMs, third party payors and governmental agencies), the continued compliance of such arrangements with applicable laws, and our ability to successfully negotiate any improvements to our arrangements with Walgreens;

•	our ability to secure and maintain third party research, development, manufacturing, marketing or distribution arrangements;

•	the risk that our products could cause, or be alleged to cause, personal injury and adverse effects, leading to potential lawsuits, product liability claims and damages and/or recalls or withdrawals of products from the market;

•	the mandatory or voluntary recall or withdrawal of our products from the market and the costs associated therewith;

•	the availability of, and our ability to obtain and maintain, adequate insurance coverage and/or our ability to cover or insure against the total amount of the claims and liabilities we face, whether through third party insurance or self-insurance;

•	the difficulty in predicting the expense, timing and outcome within our legal and regulatory environment, including with respect to approvals by the FDA, Health Canada and similar agencies in other countries, legal and regulatory proceedings and settlements thereof, the protection afforded by our patents and other intellectual and proprietary property, successful generic challenges to our products and infringement or alleged infringement of the intellectual property of others;

•	the results of continuing safety and efficacy studies by industry and government agencies;

•	the success of preclinical and clinical trials for our drug development pipeline or delays in clinical trials that adversely impact the timely commercialization of our pipeline products, as well as other factors impacting the commercial success of our products, which could lead to material impairment charges;

•	the results of management reviews of our research and development portfolio (including following the receipt of clinical results or feedback from the FDA or other regulatory authorities), which could result in terminations of specific projects which, in turn, could lead to material impairment charges;

•	the seasonality of sales of certain of our products;

•	declines in the pricing and sales volume of certain of our products that are distributed or marketed by third parties, over which we have no or limited control;

•	compliance by the Company or our third party partners and service providers (over whom we may have limited influence), or the failure of our Company or these third parties to comply, with health care “fraud and abuse” laws and other extensive regulation of our marketing, promotional and business practices (including with respect to pricing), worldwide anti-bribery laws (including the U.S. Foreign Corrupt Practices Act and the Canadian Corruption of Foreign Public Officials Act), worldwide economic sanctions and/or export laws, worldwide environmental laws and regulation and privacy and security regulations;

•	the impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Health Care Reform Act”) and potential amendment thereof and other legislative and regulatory health care reforms in the countries in which we operate, including with respect to recent government inquiries on pricing;

•	the impact of any changes in or reforms to the legislation, laws, rules, regulation and guidance that apply to the Company and its business and products or the enactment of any new or proposed legislation, laws, rules, regulations or guidance that will impact or apply to the Company or its businesses or products;

•	the impact of changes in federal laws and policy under consideration by the Trump administration and Congress, including the effect that such changes will have on fiscal and tax policies, the potential revision of all or portions of the Health Care Reform Act, international trade agreements and policies and policy efforts designed to reduce patient out-of-pocket costs for medicines (which could result in new mandatory rebates and discounts or other pricing restrictions);

•	illegal distribution or sale of counterfeit versions of our products; and

•	interruptions, breakdowns or breaches in our information technology systems.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found elsewhere in this prospectus, under “Risk Factors” and in the Company’s other filings with the SEC and Canadian Securities Administrators. When relying on our forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. These forward-looking statements speak only as of the date made. We undertake no obligation to update or revise any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes, except as required by law. We caution that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list of important factors that may affect future results is not exhaustive and should not be considered a complete statement of all potential risks and uncertainties.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC, which are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note on Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, retirement of debt, acquisitions and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income (loss) before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount). Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount.

Year Ended
December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
*	*	*	2.05	*

*	For the years ended December 31, 2017, 2016, 2015 and 2013, our earnings were insufficient to cover fixed charges and the deficiency of earnings were $1,749 million, $2,447 million, $166 million and $1,319 million, respectively.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is based upon our notice of articles (“Notice of Articles”), our articles (“Articles”) and applicable provisions of law. We have summarized certain portions of the Notice of Articles and Articles below. The summary is not complete. The Notice of Articles and Articles are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Notice of Articles and Articles for the provisions that are important to you.

As of the date of this prospectus, our Notice of Articles and Articles authorizes an unlimited number of common shares with no par value. As of February 22, 2018, there were 348,837,730 common shares issued and outstanding.

Common Shares

Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to common shares, the holders of common shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and we shall pay dividends thereon, as and when declared by our board of directors, out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such common shares at the time outstanding as our board of directors may from time to time determine. While our board of directors will review the dividend policy from time to time, we currently do not intend to pay any cash dividends in the foreseeable future on the common shares.

Voting

The holders of the common shares are entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders (other than separate meetings of the holders of shares of any other class of shares or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of the common shares being entitled to one vote per common share held at all such meetings.

If authorized by our Notice of Articles, our directors may from time to time cause our Company to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Liquidation, Dissolution and Winding-Up

In the event of the liquidation, dissolution or winding-up or other distribution of assets among our shareholders for the purpose of winding up our affairs, all our property and assets which remain after payment to the holders of any shares ranking in priority to the common shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the common shares without preference or distinction.

Other Rights

The holders of common shares do not have any preemptive, subscription or redemption rights.

Listing

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “VRX.”

Preferred Shares

If authorized by our Notice of Articles, our board of directors will be authorized to provide for the issuance of one or more series of preferred shares having such number of shares, designations, dividend rates, voting rights, conversion or exchange rights, redemption rights, liquidation rights and other powers, preferences and rights as may be determined by the board without any further shareholder approval. Preferred shares, if authorized and issued, would have priority over common shares with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Although we have no present plans to issue any preferred shares, the issuance of preferred shares could decrease the amount of earnings and assets available for distribution to the holders of common shares, could adversely affect the rights and powers, including voting rights, of common shares and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

We will describe the terms of any preferred shares that we may issue in a prospectus supplement, including any dividend and voting rights, liquidation preference and terms, if any, by which the preferred shares may be converted into common shares.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Valeant, in one or more series, and may be secured or unsecured. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common shares or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Valeant, the trustees, the warrant agents, the unit agents or any other agent of Valeant, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Valeant, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

VALIDITY OF SECURITIES

The validity of the common shares in respect of which this prospectus is being delivered will be passed on for us by Osler, Hoskin & Harcourt LLP, our special Canadian counsel. The validity of the other securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
SEC Registration fee	$(1)
Listing fees	(2)
FINRA filing fees	(2)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Transfer agent, registrar and trustee fees	(2)
Rating Agency fees	(2)
Printing and engraving fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)	Not presently known. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under Section 160 of the British Columbia Business Corporations Act (“BCBCA”), we may indemnify an individual, which we refer to as an eligible party, who is or was a director or officer of the Company, is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Company, is or was a director or officer of another corporation at the request of the Company, or at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, as well as the heirs and personal or other legal representatives of the eligible party, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, a proceeding in which the eligible party, or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. After the final disposition of the proceeding, we may pay the expenses actually and reasonably incurred by the eligible party and the heirs and personal or other legal representatives of the eligible party, and we must pay such amounts if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Under section 162 of the BCBCA, we may also pay, as they are incurred in advance of the final disposition of the proceeding, the expenses actually and reasonably incurred by the eligible party and the heirs and personal or other legal representatives of the eligible party in respect of that proceeding provided that we have first received a written undertaking from the relevant individual to repay the amounts advanced if it is ultimately determined that payment is prohibited under the BCBCA.

We may not indemnify or pay the expenses of an eligible party if (a) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles, (b) indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles, (c) the eligible party, in relation to the subject matter of the eligible proceeding, did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be, and (d) in the case of a proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. We also may not indemnify or pay the expenses of an eligible party if the proceeding is brought against the eligible party by or on behalf of the Company or by or on behalf of an associated corporation.

Notwithstanding the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined, on the application of the Company or an eligible party or the heirs and personal or other legal representatives of the eligible party, a court may do one or more of the following: (a) order the Company to indemnify the person against any liability incurred by the eligible party in respect of an eligible proceeding, (b) order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding, (c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company, (d) order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section, and (e) make any other order the court considers appropriate.

The Articles provide that, subject to the BCBCA, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must indemnify, and pay expenses in advance of the final disposition of an eligible proceeding in accordance with, and to the fullest extent and in all circumstances permitted by, the BCBCA. The Articles also provide that, subject to any restrictions in the BCBCA, we may indemnify any person. The Articles further provide that, subject to the limitations contained in the BCBCA, we may purchase and maintain insurance for the benefit of any person eligible for indemnification under the Articles.

We maintain insurance for certain liabilities incurred by its directors and officers in their capacity with the Company or its subsidiaries

The underwriting agreement(s) that we may enter into may provide for indemnification by any underwriters of the Company, its directors, its officers who sign the registration statement and the Company’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

3.1	Certificate of Continuation, dated August 9, 2013, originally filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

3.2	Notice of Articles of Valeant Pharmaceuticals International, Inc., dated August 9, 2013, originally filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

3.3	Articles of Valeant Pharmaceuticals International, Inc., dated August 8, 2013, originally filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

4.1	Form of Debt Indenture

4.2	Form of Senior Note*

4.3	Form of Warrant Agreement*

4.4	Form of Purchase Contract*

4.5	Form of Unit Agreement*

5.1	Opinion of Osler, Hoskin & Harcourt LLP

5.2	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

Exhibit No.	Document

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of designated trustee for Debt Indenture*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

3.1	Certificate of Continuation, dated August 9, 2013, originally filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

3.2	Notice of Articles of Valeant Pharmaceuticals International, Inc., dated August 9, 2013, originally filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

3.3	Articles of Valeant Pharmaceuticals International, Inc., dated August 8, 2013, originally filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on August 13, 2013, which is incorporated by reference herein.

4.1	Form of Debt Indenture

4.2	Form of Senior Note*

4.3	Form of Warrant Agreement*

4.4	Form of Purchase Contract*

4.5	Form of Unit Agreement*

5.1	Opinion of Osler, Hoskin & Harcourt LLP

5.2	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of designated trustee for Debt Indenture*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on March 2, 2018.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Joseph C. Papa
Joseph C. Papa
Chief Executive Officer
(Principal Executive Officer and Chairman of the Board of Directors)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Papa and Paul S. Herendeen, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Joseph C. Papa	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 2, 2018
Joseph C. Papa

/s/ Paul S. Herendeen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2018
Paul S. Herendeen

/s/ Sam Eldessouky	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2018
Sam Eldessouky

/s/ Frederic N. Eshelman	Director	March 2, 2018
Frederic N. Eshelman

/s/ Richard U. De Schutter	Director	March 2, 2018
Richard U. De Schutter

/s/ Amy B. Wechsler	Director	March 2, 2018
Amy B. Wechsler

/s/ Russel C. Robertson	Director	March 2, 2018
Russel C. Robertson

/s/ John A. Paulson	Director	March 2, 2018
John A. Paulson

/s/ Robert N. Power	Director	March 2, 2018
Robert N. Power

/s/ D. Robert Hale	Director	March 2, 2018
D. Robert Hale

/s/ Thomas W. Ross, Sr.	Director	March 2, 2018
Thomas W. Ross, Sr.

/s/ Argeris N. Karabelas	Director	March 2, 2018
Argeris N. Karabelas

/s/ Sarah B. Kavanagh	Director	March 2, 2018
Sarah B. Kavanagh